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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of ARIS Corporation of our report dated January 28, 1998, except as to the pooling of interests with Barefoot Computer Training Limited which is as of February 28, 1998, relating to the financial statements of ARIS Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Information."

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Seattle, Washington

May 28, 1998